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                                                                  Exhibit 14.(b)

                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of the RREEF Securities Trust on Form N-14 of our report dated January 9, 2002, appearing in the Annual Report for the year ended November 30, 2001 for the RREEF RReal Estate Securities Fund, and to the references to us under the headings "Comparison of Other Service Providers " and "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
July 30, 2002